SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 2, 1999
                                                        -----------------

                           LEVCOR INTERNATIONAL, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

       811-3584                                            06-0842701
------------------------                    ------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)

                 1071 Avenue of the Americas, New York, NY 10018
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (203) 264-7428
                                                           --------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On September 2, 1999, Levcor International, Inc. (the "Registrant") entered into an Asset Purchase Agreement, dated September 2, 1999 (the "Purchase Agreement"), with Andrex Industries Corp. ("Andrex"), a New York corporation, pursuant to which the Registrant purchased (1) Andrex's inventory; (2) Andrex's machinery and equipment (the "Machinery and Equipment"); (3) Andrex's furniture, fixtures and supplies located at 1071 Avenue of the Americas, New York, New York 10018; (4) Andrex's sales orders; and (5) Andrex's trade name "Andrex Knits". The Registrant plans to sell the Machinery and Equipment.

      The purchase price comprised: (1) cash in the amount of $660,000; (2) a promissory note ("Promissory Note 1"), in the principal amount of $282,450; and
(3) a promissory note ("Promissory Note 2"), in the principal amount equal to the book value as of July 1, 1999 of the Inventory transferred to the Registrant, which promissory note is to be delivered to Andrex promptly following the valuation of the Inventory. Promissory Note 1 and Promissory Note 2 will both bear interest at 6% per annum.

      The Registrant will file an Amended Form 8-K when it completes the valuation of the Inventory and determines the principal amount of Promissory
Note 2.

      The Purchase Agreement was filed as an exhibit to the Registrant's Current Report on Form 8-K filed on September 17, 1999. A copy of the Registrant's press release announcing the effectiveness of the acquisition was filed as an exhibit to the Registrant's Current Report on Form 8-K filed on September 17, 1999.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements of Andrex:

            1. Balance Sheet of Andrex as of September 27, 1998, together with the Statement of Operations and Retained Earnings and Cash Flows for the years ended September 27, 1998 and September 28, 1997 and the report thereon by Grant Thornton LLP, independent accountants.

            2. Unaudited Balance Sheet of Andrex as of June 30, 1999 and the related Statement of Operations and Retained Earnings and Cash Flows for the nine-month periods ended June 30, 1999 and 1998.

      (b)   Pro Forma Financial Information:

            1. Unaudited Pro Forma Consolidated Condensed Balance Sheet of the Registrant and Andrex as of June 30, 1999.

            2. Unaudited Pro Forma Consolidated Condensed Statement of Operations of the Registrant and Andrex for the six-month period ended June 30, 1999 and the year ended December 31, 1998.

      (c)   Exhibits:

            1. Asset Purchase Agreement, dated September 2, 1999, between Andrex and the Registrant. (filed as Exhibit 1 to the Registrant's Current Report on Form 8-K filed on September 17,
                  1999).

            2. Press Release, dated September 7, 1999 (filed as Exhibit 2 to the Registrant's Current Report on Form 8-K filed on September 17, 1999).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LEVCOR INTERNATIONAL, INC.


                                          By: Robert A. Levinson
                                              -----------------------------
                                              Name:  Robert A. Levinson
                                              Title: Chairman of the Board,
                                                     President and Secretary

Date: November 16, 1999

            INDEX OF FINANCIAL STATEMENTS OF ANDREX INDUSTRIES CORP.

                                                                         Page
                                                                         ----

Report of Independent Certified Public Accountants                       F-2

Financial Statements

       Balance Sheets                                                    F-3

       Statements of Operations and Retained Earnings                    F-5

       Statements of Cash Flows                                          F-6

       Notes to Financial Statements                                  F-7 - F-12

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
      Andrex Industries Corp.

We have audited the accompanying balance sheet of Andrex Industries Corp. as of September 27, 1998 and the related statements of operations and retained earnings, and cash flows for the years ended September 27, 1998 and September 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Andrex Industries Corp. as of September 27, 1998 and the results of its operations and its cash flows for the years ended September 27, 1998 and September 28, 1997 in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

New York, New York
January 15, 1999 (except for
  Note J-2, for which the date is
  November 15, 1999)

                             Andrex Industries Corp.

                                 BALANCE SHEETS

                                                        June 30,   September 27,
                                    ASSETS                1999         1998
                                                       ----------  ------------
                                                       (unaudited)

CURRENT ASSETS
    Cash                                                            $   31,000
    Accounts receivable, including $1,376,000 and
       $3,363,000 due from factors - net of allowances
       for doubtful accounts and sales returns and
       allowances of $294,000 and $221,000 for
       1999 and 1998, respectively                     $1,263,000    2,720,000
    Amounts due from related party                        283,000      480,000
    Inventories
       Raw materials and supplies                                      174,000
       Work-in-process                                                 568,000
       Finished goods                                                  359,000
                                                                    ----------

                                                        2,081,000    1,101,000
                                                       ----------   ----------

    Other assets                                           73,000       75,000
    Notes receivable - current portion                     21,000       21,000
                                                       ----------   ----------

           Total current assets                         3,721,000    4,428,000

PROPERTY, PLANT AND EQUIPMENT - at cost
    Land                                                    8,000        8,000
    Building and improvements                             661,000      661,000
    Machinery and equipment                             3,207,000    3,231,000
                                                       ----------   ----------

                                                        3,876,000    3,900,000

    Less accumulated depreciation and amortization      3,081,000    2,889,000
                                                       ----------   ----------

                                                          795,000    1,011,000

NOTES RECEIVABLE - LONG-TERM                                5,000      710,000

OTHER ASSETS
                                                       ----------   ----------

                                                       $4,521,000   $6,149,000
                                                       ==========   ==========

The accompanying notes are an integral part of these statements.

                             Andrex Industries Corp.

                                 BALANCE SHEETS

                                                                   June 30,    September 27,
           LIABILITIES AND STOCKHOLDERS' EQUITY                      1999          1998
                                                                 -----------   ------------
                                                                 (unaudited)
CURRENT LIABILITIES
    Cash overdraft                                               $   120,000
    Accounts payable, accrued expenses and
       other current liabilities                                   2,013,000    $ 1,568,000
    Loan payable                                                                    900,000
    Current maturities of long-term obligations                                     605,000
                                                                 -----------    -----------

           Total current liabilities                               2,133,000      3,073,000

LONG-TERM OBLIGATIONS                                                448,000        282,000
                                                                 -----------    -----------

                                                                   2,581,000      3,355,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
    Common stock, $.01 par value; authorized, 40,000 shares;
       issued and outstanding, 30,000 shares                           1,000
    Retained earnings                                              5,987,000      6,684,000
    Treasury stock, at cost - 14,433 shares                       (4,048,000)    (3,890,000)
                                                                 -----------    -----------

                                                                   1,940,000      2,794,000
                                                                 -----------    -----------

                                                                 $ 4,521,000    $ 6,149,000
                                                                 ===========    ===========

The accompanying notes are an integral part of these statements.

                             Andrex Industries Corp.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                           Nine months ended                  Year ended
                                                     ----------------------------    ----------------------------
                                                       June 30,         June 30,     September 27,   September 28,
                                                         1999             1998           1998            1997
                                                     ------------    ------------    ------------    ------------
                                                      (unaudited)     (unaudited)
Gross sales                                          $ 11,407,000    $ 19,193,000    $ 25,095,000    $ 26,776,000

Sales returns and allowances                             (349,000)       (614,000)       (813,000)     (1,291,000)
                                                     ------------    ------------    ------------    ------------

Net sales                                              11,058,000      18,579,000      24,282,000      25,485,000

    Cost of goods sold                                  9,156,000      15,399,000      20,215,000      21,263,000
                                                     ------------    ------------    ------------    ------------

                                                        1,902,000       3,180,000       4,067,000       4,222,000

Costs and expenses
    Selling                                             1,123,000       1,261,000       1,268,000       1,261,000
    Design                                                453,000         514,000         495,000         411,000
    Production                                            236,000         172,000         178,000         187,000
    General and administrative                            967,000       1,031,000       1,103,000       1,325,000
    Environmental                                         125,000         125,000         150,000         148,000
                                                     ------------    ------------    ------------    ------------

                                                        2,904,000       3,103,000       3,194,000       3,332,000
                                                     ------------    ------------    ------------    ------------

           Income (loss) from operations               (1,003,000)         77,000         873,000         890,000
                                                     ------------    ------------    ------------    ------------

Other income (expense)
    Interest expense, less interest income               (183,000)       (463,000)       (596,000)       (812,000)
    Gain on sale of fixed assets                                                           26,000         586,000
    Other income                                          110,000          93,000         114,000          87,000
                                                     ------------    ------------    ------------    ------------

                                                          (73,000)        370,000        (456,000)       (139,000)
                                                     ------------    ------------    ------------    ------------

           NET INCOME (LOSS)                           (1,076,000)       (293,000)        417,000         751,000

Retained earnings at beginning of year                  6,684,000       6,267,000       6,267,000       5,516,000
                                                     ------------    ------------    ------------    ------------

Retained earnings at end of year                     $  5,608,000    $  5,974,000    $  6,684,000    $  6,267,000
                                                     ============    ============    ============    ============

The accompanying notes are an integral part of these statements.

                             Andrex Industries Corp.

                            STATEMENTS OF CASH FLOWS

                                                          Nine months ended               Year ended
                                                     --------------------------   ---------------------------
                                                       June 30,       June 30,    September 27,  September 28,
                                                         1999           1998           1998           1997
                                                     -----------    -----------   ------------   ------------
                                                     (unaudited)    (unaudited)
Cash flows from operating activities
    Net income (loss)                                $  (696,000)   $   101,000    $   417,000    $   751,000
    Adjustments to reconcile net income (loss)
       to net cash provided by (used in)
       operating activities
         Depreciation and amortization                 3,081,000      2,858,000        146,000        374,000
         Gain on sale of fixed assets                                                  (26,000)      (586,000)
         Changes in operating assets and
         liabilities
             Accounts receivable                       1,457,000     (1,973,000)       570,000     (1,660,000)
             Amounts due from related party              197,000       (299,000)       (80,000)      (310,000)
             Inventories                                (980,000)    (2,587,000)       719,000      1,099,000
             Other assets                                  2,000        (73,000)       (34,000)        17,000
             Accounts payable, accrued expenses
               and other current liabilities             445,000      1,413,000       (281,000)      (651,000)
                                                     -----------    -----------    -----------    -----------
         Net cash provided by (used in)
             operating activities                      3,506,000       (560,000)     1,431,000       (966,000)
                                                     -----------    -----------    -----------    -----------
Cash flows from investing activities
    Purchases of property, plant and equipment        (2,865,000)    (2,874,000)      (244,000)            --
    Proceeds from sale of fixed assets                                                 182,000        840,000
    Proceeds from notes receivable                       705,000        875,000        170,000        300,000
                                                     -----------    -----------    -----------    -----------
         Net cash provided by investing activities    (2,160,000)    (1,999,000)       108,000      1,140,000
                                                     -----------    -----------    -----------    -----------
Cash flows from financing activities
    Net (payments for) additions to short-term
        obligations                                     (900,000)     1,576,000       (500,000)     1,400,000
    Payments for reacquisition of treasury stock        (158,000)
    (Payments for) Additions of long-term
        obligations                                     (439,000)       196,000     (1,095,000)    (1,509,000)
                                                     -----------    -----------    -----------    -----------
         Net cash used in financing activities        (1,497,000)     1,772,000     (1,595,000)      (109,000)
                                                     -----------    -----------    -----------    -----------
         NET (DECREASE) INCREASE
             IN CASH                                    (151,000)      (788,000)       (56,000)        65,000

Cash at beginning of year                                 31,000         87,000         87,000         22,000
                                                     -----------    -----------    -----------    -----------
Cash at end of year                                  $  (120,000)   $  (701,000)   $    31,000    $    87,000
                                                     ===========    ===========    ===========    ===========

Supplemental disclosures of cash flow information:
    Cash paid during the year for
       Interest                                      $   189,000    $   440,000    $   283,000    $   660,000
                                                     ===========    ===========    ===========    ===========
       Income taxes                                  $    15,000    $    13,000    $    23,000    $    20,000
                                                     ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these statements.

                             Andrex Industries Corp.

                          NOTES TO FINANCIAL STATEMENTS

                    September 27, 1998 and September 28, 1997
          (Information relating to June 30, 1999 and 1998 is unaudited)

NOTE A - NATURE OF OPERATIONS

      Andrex Industries Corp. (the "Company") manufactures and markets knit fabric to apparel manufacturers primarily located throughout the United States and Canada.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

      1.    Property, Plant and Equipment

            Depreciation is provided principally by the straight-line method over estimated useful lives as follows:

                  Building and improvements                10 to 40 years
                  Machinery and equipment                   4 to 10 years

      2.    Inventories

            Inventories are stated at the lower of cost (principally average cost) or current value based on prevailing market prices.

      3.    Income Taxes

            Deferred income taxes are recognized for tax consequences of temporary differences, principally depreciation and inventory capitalization, by applying enacted statutory tax rates applicable for years in which taxes are expected to be paid or recovered to differences between the financial reporting and the tax bases of existing assets and liabilities.

      4.    Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             Andrex Industries Corp.

                    September 27, 1998 and September 28, 1997
          (Information relating to June 30, 1999 and 1998 is unaudited)

NOTE B (continued)

      5.    Unaudited Interim Financial Statements

            The accompanying financial information as of the nine months ended June 30, 1999 and 1998, including such information in the notes to financial statements, is unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for any interim period are not necessarily indicative of the results of any other interim period or for an entire year.

NOTE C - ACCOUNTS RECEIVABLE FACTORED AND CREDIT AGREEMENT

      Under the Company's factoring agreement, the factor purchases certain of the Company's trade accounts receivable and assumes substantially all credit risks with respect to such accounts.

      On January 13, 1997, the Company entered into an agreement with a bank to provide a line of credit facility of up to $5,000,000 based upon 90% of eligible factored accounts receivable with a $1,000,000 overdraft facility. The advances up to 90% of the factored accounts receivable bear interest at the bank's prime rate plus 3/4%. The overdraft facility bears interest at the bank's prime rate plus 1-1/4%. These advanced amounts were due on demand or upon expiration on December 31, 1997. The notes are collateralized by factored and nonfactored accounts receivable balances and machinery and equipment. On January 21, 1998, the Company and the bank agreed on the terms for the renewal of the line of credit through January 31, 1999. Under the new terms, the interest rate on the advances up to 90% of the factored accounts receivable is the bank's prime rate plus 1/4%.

NOTE D - NOTE RECEIVABLE

      On May 30, 1995, the Company entered into an asset purchase agreement, effective May 1, 1995, with Levcor International, Inc. ("Levcor"), formerly Pantepec International, Inc., to sell all of its woven inventory for $1,414,000. The inventory sold constitutes substantially all of the inventory previously used by the Company in the operation of its woven fabrics division. In conjunction with the sale of the

                             Andrex Industries Corp.

                    September 27, 1998 and September 28, 1997
          (Information relating to June 30, 1999 and 1998 is unaudited)

NOTE D (continued)

      inventory, the Company recorded a note receivable from Levcor amounting to $1,414,000. The note bears interest at 6% per annum and is due in five annual installments of $282,800, beginning May 15, 1996. The chief executive officer and director of Levcor was formerly the chief executive officer and director of the Company, and the president and director of the Company was formerly a director of Levcor. The note is guaranteed by the Chief Executive Officer of Levcor.

      The Company entered into an "Occupancy and Use Agreement" with Levcor, whereby the Company provides office space and performs certain administrative and accounting functions for an annual fee of $110,000. Amounts due from Levcor, including the note receivable and interest receivable, were $907,000 at September 27, 1998 and $1,248,000 at September 28, 1997, respectively, and $432,000 and $739,000 at June 30, 1999 and 1998,respectively. Management fee income was $96,000 and $55,000 for fiscal years 1998 and 1997, respectively, and $55,000 for each of the nine-month periods ended June 30, 1999 and 1998.

NOTE E - LONG-TERM OBLIGATIONS

      1. On May 1, 1995, the Company issued three 6% nonnegotiable promissory notes in the aggregate amount of $3,200,000 for the purchase of 12,000 shares of its common stock from the former chief executive officer. These notes consist of the following:

            a. A promissory note in the principal amount of $1,000,000, payable in 16 quarterly payments of $62,500, beginning August 1, 1995.

            b. A promissory note in the principal amount of $786,000, payable in one lump-sum payment on November 1, 1997. However, payments of $696,000 and $90,000 were made during 1998 and 1997, respectively, in satisfaction of the note.

            c. A promissory note in the principal amount of $1,414,000, payable in five annual installments of $282,800, beginning May 15, 1996.

                  All of the notes are due on demand if an event of default, as defined in the agreements, occurs.

                             Andrex Industries Corp.

                    September 27, 1998 and September 28, 1997
          (Information relating to June 30, 1999 and 1998 is unaudited)

NOTE E (continued)

      2. On December 21, 1992, the Company entered into a $87,000 promissory note for the purchase of a computer system. The note is payable in sixty monthly payments of $1,858, representing interest at 10.36% and principal. The note at September 27, 1998 has been paid in full.

      As of September 28, 1998, the maturity of long-term obligations is as follows:

                  1999                         $605,000
                  2000                          282,000
                                               --------

                                               $887,000
                                               ========

NOTE F - COMMITMENTS AND CONTINGENCIES

      1. The Company leases office space under the terms of an operating lease that expires in 2002. The lease requires annual payments, including electricity.

            Future minimum payments under noncancellable operating leases consisted of the following at September 28, 1997:

                                             Operating
                                               leases
                                             ---------

                  1999                        $243,000
                  2000                         225,000
                  2001                         225,000
                  2002                          56,000
                                             ---------

                                              $749,000
                                             =========

            Rent expense, including escalation provisions was $282,000 and $270,000 in 1998 and 1997, respectively, and $146,000 and $144,000 for the nine-month periods ended June 30, 1999 and 1998.

                             Andrex Industries Corp.

                    September 27, 1998 and September 28, 1997
          (Information relating to June 30, 1999 and 1998 is unaudited)

NOTE F (continued)

      2. In 1991, the Company received a notice of violation issued by the State of North Carolina Department of Environment, Health and Natural Resources for a plant owned by the Company in that state. During 1998 and 1997, expenses were approximately $150,000 and $148,000, respectively, and $125,000 for each of the nine-month periods ended June 30, 1999 and 1998, for the estimated cost of an environmental cleanup of that property. The potential additional costs related to this matter and the possible impact on future operations cannot be determined at this time; nevertheless, the Company does not believe, based upon the information available at this time, that the outcome of this matter will have a material adverse effect on its financial position.

NOTE G - CONCENTRATION OF CREDIT RISK

      1. The Company's nonfactored accounts receivable are due from customers principally in the textile and apparel industry located throughout the United States. Credit is extended based upon an evaluation of the customer's financial condition and generally does not require collateral. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

      2. Net sales to two major customers accounted for approximately 51% and 8% in 1998 and 56% and 10% in 1997 of total net sales, and 60% and 9% during the nine month period ended June 30, 1999, and 72% and 9% during the six-month period ended June 30, 1998 of total net sales.

NOTE H - INCOME TAXES

      At September 27, 1998, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $794,000 that are available to offset future taxable income and expire in the year 2011. The Tax Reform Act of 1986 enacted a complex set of rules (Internal Revenue Code Section 382) limiting the utilization of net operating loss carryforwards to offset future taxable income following a corporate "ownership change." Generally, this occurs when there is a greater than 50% change in ownership.

                             Andrex Industries Corp.

                    September 27, 1998 and September 28, 1997
          (Information relating to June 30, 1999 and 1998 is unaudited)

NOTE H (continued)

      The Company has fully reserved the tax benefit of these operating losses because the likelihood of realization of the tax benefit cannot be determined. Temporary differences between the timing of reporting certain items for financial reporting and income tax reporting, principally depreciation on property, plant and equipment and inventory, are not considered significant.

      The Company incurred a tax expense of $171,000 and $308,000 in 1998 and 1997,respectively, and $-0- and $54,000 for the nine-month periods ended June 30, 1999 and 1998, respectively, which has been fully offset by the benefit of utilizing the net operating loss carryforwards.

NOTE I - SALE OF NAOMI KNITTING MILL

      During fiscal year 1995, the Company decided to cease operations at its Naomi Knitting Mill in Zebulon, North Carolina. In fiscal year 1996, the plant was closed, knitting machinery was relocated to the Asheville facility and to certain contract knitters, and the Zebulon property was offered for sale. In fiscal year 1997, the Zebulon property was sold for $900,000, which resulted in a net gain of $501,000.

NOTE J - SUBSEQUENT EVENTS

      1. During December 1998, the Company entered into an agreement with a shareholder to buy back the shareholder's 8.3% equity interest in the Company represented by 1,297 common shares in exchange for three promissory notes for $63,500, $53,500 and $49,500. The promissory notes have maturity dates in January 1999, January 2000 and January 2001, respectively. Accordingly, the first promissory note for $63,500 became due and was paid in January 1999.

      2. On September 2, 1999, the Company entered into an Asset Purchase Agreement, dated September 2, 1999 with Levcor International, Inc. ("Levcor"), a publicly held corporation, pursuant to which Levcor purchased the Company's (1) inventory; (2) machinery and equipment;
            (3) office furniture, fixtures and supplies located in New York; (4) sales orders; and (5) trade name "Andrex Knits." Levcor plans to sell the machinery and equipment. The purchase price comprised: (1) cash in the amount of $660,000 (funded by issuance of debt to a factor); (2) a promissory note in the principal amount of $282,450; and (3) a promissory note in a principal amount equal to the book value as of July 1, 1999 of the inventory transferred to Levcor (to be adjusted based upon the ultimate realization of the inventory). The promissory notes will both bear interest at 6% per annum.

ITEM 7(b) PRO FORMA FINANCIAL STATEMENTS OF LEVCOR INTERNATIONAL, INC. TO REFLECT THE ACQUISITION OF ANDREX INDUSTRIES, INC.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated condensed balance sheet has been prepared by taking the June 30, 1999 balance sheets of Levcor International, Inc. (the "Company") and Andrex Industries Corp. ("Andrex") and giving effect to the purchase of assets of Andrex by the Company as if it occurred as of June 30, 1999. The pro forma combined condensed balance sheet has been prepared for information purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had this transaction taken place at June 30, 1999. The following unaudited pro forma consolidated condensed statement of operations has been prepared by taking the statements of operations for the year ended December 31, 1998 and the six-month period ended June 30, 1999 of the Company and Andrex and giving effect to the purchase of assets of Andrex as if it occurred as of January 1, 1998. Andrex's operating results for its fiscal year ended September 27, 1998 were adjusted by adding the subsequent period September 28, 1998 to December 31, 1998 and subtracting the interim period September 29, 1997 to December 31, 1997. Andrex's operating results for the nine months ended June 30, 1999 were adjusted by subtracting the interim period September 28, 1998 to December 31, 1998. The revenues and results of operations included in the unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1998 and the six-month period ended June 30, 1999 are not considered necessarily to be indicative of anticipated results of operations for periods subsequent to the transaction, nor are they considered necessarily to be indicative of the results of operations for the periods specified had the transaction actually been completed at the beginning of the year. These financial statements should be read in conjunction with the notes to the unaudited pro forma consolidated condensed financial statements, the financial statements of the Company and related notes thereto (as previously filed on Form 10-KSB), and the financial statements of Andrex and related notes thereto, included herein.

                            Levcor International Inc.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                  June 30, 1999

                                                                                       Pro forma          Levcor
                         ASSETS                         Levcor         Andrex         adjustments        pro forma
                                                     -----------    -----------       -----------       -----------
CURRENT ASSETS
    Cash                                             $    10,000                                        $    10,000
    Accounts receivable, Net                             124,000    $ 1,263,000        (1,263,000)(a)       124,000
    Amounts due from related party                                      283,000          (283,000)(a)

      Inventories                                      1,409,000      2,081,000               (c)         3,490,000

    Other assets                                          28,000         73,000           (73,000)(a)        28,000
    Notes receivable - current portion                                   21,000           (21,000)(a)
                                                     -----------    -----------       -----------       -----------

           Total current assets                        1,571,000      3,721,000        (1,640,000)        3,652,000

PROPERTY, PLANT AND EQUIPMENT - at cost
    Land, Oil and Gas Properties                         887,000          8,000            (8,000)(b)       887,000
    Building and improvements                                           661,000          (661,000)(b)
    Machinery and equipment                               23,000      3,207,000        (3,207,000)(b)        23,000
                                                     -----------    -----------       -----------       -----------

                                                         910,000      3,876,000        (3,876,000)          910,000

    Less accumulated depletion and amortization         (888,000)    (3,081,000)        3,081,000          (888,000)
                                                     -----------    -----------       -----------       -----------

                                                          22,000        795,000          (795,000)           22,000

ASSETS HELD FOR SALE                                                                      942,000(b)        942,000

NOTES RECEIVABLE - LONG-TERM                                              5,000            (5,000)(a)

OTHER ASSETS                                              10,000                                             10,000
                                                     -----------    -----------       -----------       -----------

                                                     $ 1,603,000    $ 4,521,000       $(1,498,000)      $ 4,626,000
                                                     ===========    ===========       ===========       ===========

The accompanying notes are an integral part of this statement.

                            Levcor International Inc.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                  June 30, 1999

                                                                                                Pro forma          Levcor
          LIABILITIES AND STOCKHOLDERS' EQUITY                  Levcor           Andrex        adjustments        pro forma
                                                              -----------    -----------       -----------       -----------
CURRENT LIABILITIES
     Cash overdraft                                                          $   120,000       $  (120,000)(a)
    Accounts payable, accrued expenses and
      other current liabilities                               $ 2,141,000      2,012,000        (2,012,000)(a)   $ 2,141,000
    Loan payable                                                  225,000                                            225,000
    Current maturities of long-term obligations                   283,000                                            283,000
                                                              -----------    -----------       -----------       -----------

           Total current liabilities                            2,649,000      2,132,000        (2,132,000)        2,649,000

LONG-TERM OBLIGATIONS                                             720,000        448,000          (448,000)(a)     3,743,000
                                                              -----------    -----------                         -----------
                                                                                                 2,081,000(c)
                                                                                                   660,000(b)
                                                                                                   282,000(b)

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
    Common stock, $.56 par value; authorized,
       15,000,000 shares;  issued and
       outstanding, 1,766,799 shares                              989,000          1,000            (1,000)(a)       989,000
    Paid-in capital                                             5,002,000                                          5,002,000
    Retained earnings                                          (7,757,000)     5,988,000        (5,988,000)(a)    (7,757,000)

    Treasury stock, at cost - 14,433 shares                                   (4,048,000)        4,048,000(a)
                                                              -----------    -----------       -----------       -----------

                                                               (1,766,000)     1,941,000        (1,941,000)       (1,766,000)
                                                              -----------    -----------       -----------       -----------

                                                              $ 1,603,000    $ 4,521,000       $(1,498,000)      $ 4,626,000
                                                              ===========    ===========       ===========       ===========

The accompanying notes are an integral part of this statement.

                            Levcor International Inc.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                         Six months ended June 30, 1999

                                                                                            Pro forma          Levcor
                                                             Levcor          Andrex        adjustments        pro forma
                                                          ------------    ------------    ------------      ------------
Gross sales                                               $  6,734,000    $  9,359,000                      $ 16,093,000

Sales returns and allowances                                                  (277,000)                         (277,000)
                                                          ------------    ------------                      ------------

Net sales                                                    6,734,000       9,082,000                        15,816,000

    Cost of goods sold                                       5,749,000       7,490,000                        13,239,000
                                                          ------------    ------------                      ------------

                                                               985,000       1,592,000                         2,577,000

Costs and expenses
    Selling                                                    503,000         849,000    $    (38,000)(f)     1,314,000
    Design                                                                     350,000                           350,000
    Production                                                                 189,000                           189,000
    General and administrative                                 327,000         727,000                         1,054,000
    Environmental                                                              110,000                           110,000
                                                          ------------    ------------    ------------      ------------

                                                               830,000       2,225,000         (38,000)        3,017,000
                                                          ------------    ------------    ------------      ------------

           Income (loss) from operations                       155,000        (633,000)         38,000          (440,000)
                                                          ------------    ------------    ------------      ------------

Other income (expense)
    Interest expense, less interest income                                    (148,000)        (87,000)(d)      (219,000)
                                                                                                16,000(e)
    Other income                                                                84,000                            84,000
                                                          ------------    ------------    ------------      ------------

                                                                               (64,000)        (71,000)         (135,000)
                                                                          ------------    ------------      ------------

           NET INCOME (LOSS)                              $    155,000    $   (697,000)   $    (33,000)     $   (575,000)
                                                          ============    ============    ============      ============

Weighted-average shares outstanding,
    basic and diluted                                        1,765,966                                         1,765,966

Earnings (loss) per share, basic and diluted              $       .09                                       $       (.33)
                                                          ============                                      ============

The accompanying notes are an integral part of this statement.

                            Levcor International Inc.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                              AND RETAINED EARNINGS

                          Year ended December 31, 1998

                                                                                               Pro forma         Levcor
                                                         Levcor            Andrex             adjustments       pro forma
                                                      ------------      ------------         ------------     ------------
Gross sales                                           $ 10,135,000      $ 24,662,000                          $ 34,797,000

Sales returns and allowances                                                (799,000)                             (799,000)
                                                      ------------      ------------                          ------------

Net sales                                               10,135,000        23,863,000                            33,998,000

    Cost of goods sold                                   9,013,000        19,912,000                            28,925,000
                                                      ------------      ------------                          ------------

                                                         1,122,000         3,951,000                             5,073,000

Costs and expenses
    Selling                                              1,101,000         1,227,000         $    (91,000)(f)    2,237,000
    Design                                                                   464,000                               464,000
    Production                                                               182,000                               182,000
    General and administrative                             683,000         1,097,000                             1,780,000
    Environmental                                                            150,000                               150,000
                                                      ------------      ------------         ------------     ------------

                                                         1,784,000         3,120,000              (91,000)       4,813,000
                                                      ------------      ------------         ------------     ------------

           Income (loss) from operations                  (662,000)          831,000               91,000          260,000
                                                      ------------      ------------         ------------     ------------

Other income (expense)
    Interest expense, less interest income                                  (560,000)            (137,000)(d)     (697,000)
                                                                                                   32,000(e)        32,000
    Gain on sale of fixed assets                                              26,000                                26,000
    Other income                                             2,000           131,000                               133,000
                                                      ------------      ------------         ------------     ------------

                                                             2,000          (403,000)            (105,000)        (506,000)
                                                      ------------      ------------         ------------     ------------

           NET INCOME (LOSS)                          $   (660,000)     $    428,000         $    (14,000)    $   (246,000)
                                                      ============      ============         ============     ============

Weighted-average shares outstanding,
    basic and diluted                                    1,753,979                                               1,753,979

Earnings (loss) per share,
    basic and diluted                                 $       (.38)                                           $       (.14)
                                                      ============                                            ============

The accompanying notes are an integral part of these statements.

                         Levcor International, Inc. and
                             Andrex Industries, Inc.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS

The accompanying pro forma unaudited consolidated condensed balance sheet and statement of operations present the financial position and results of operations of Levcor International, Inc. (the "Company") giving effect to the September 2, 1999 purchase of assets of Andrex Industries Corp. ("Andrex").

At closing, the Company gave to Andrex (1) cash in the amount of $660,000 (funded by its factor); (2) a 6% promissory note in the principal amount of $282,450; and (3) a 6% promissory note in the principal amount equal to the book value as of July 1, 1999 of the inventory transferred to Levcor (to be adjusted based upon the ultimate realization of the inventory).

The Company funded the $660,000 cash payment with a promissory note due to its factor with principal and interest payable in quarterly installments at 8.5%. The promissory note for $282,450 is due on April 1, 2000 in a lump-sum payment of principal and interest at 6%. The promissory note for inventory is to be paid down with proceeds from the sale of such inventory, with interest accrued on outstanding balances at 6%.

The pro forma financial statements reflect these amounts tendered at the closing. The adjustments below were prepared based on data currently available and in some cases are based on estimates or approximations. It is possible that the actual amounts to be recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying pro forma unaudited consolidated condensed financial statements. It is therefore possible that the entries presented below will not be the amounts ultimately recorded at the closing date.

Balance sheet at June 30, 1999:

(a) To eliminate assets, liabilities and equity accounts not included in the purchase agreement.

(b) To (i) remove Andrex machinery and equipment at cost and record it as purchased at its fair value of $942,450, and (ii) record the related notes of $660,000 and $282,450 payable to a factor and to Andrex, respectively, to fund the purchase, and (iii) classify the machinery and equipment as assets held for sale.

(c) To record the purchase of Andrex inventory and related note payable. In accordance with the Asset Purchase Agreement, actual inventory purchased was $1,164,858 representing 100% of Andrex inventory as of the purchase date, September 2, 1999. Accordingly, for the purpose of showing a pro forma combined balance sheet at June 30, 1999, the amount of $2,080,543, representing 100% of Andrex inventory at June 30, 1999, is combined herein.

                         Levcor International, Inc. and
                             Andrex Industries, Inc.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                   CONDENSED FINANCIAL STATEMENTS (continued)

Statement of operations for the year ended December 31, 1998 and the six-month period ended June 30, 1999:

(d)   To record interest on debt used to finance the purchase of assets.

(e) To remove interest expense on long-term obligations of Andrex not acquired by Levcor for the year ended December 31, 1998 and the six months ended June 30, 1999.

(f) To remove provisions for doubtful accounts recorded during the year ended December 31, 1998 and the six months ended June 30, 1999 relating to Andrex receivables for sales prior to January 1, 1998.